News Release:
FOR IMMEDIATE RELEASE

368 Hushu Nan Road
HangZhou, Zhejiang Province
China 310014
www.china3Cgroup.com

China 3C Group Enters into Agreement to Sell Approximately $11.74 million of Common Stock

China 3C Group (OTC Bulletin Board: CHCG), announced today that it has entered into an agreement with two investors to sell in a private placement approximately 2.095 million shares of its common stock, or about 4% of its current issued and outstanding shares for a purchase price of $5.60 per share. The gross proceeds of the sale will be approximately $11.74 million. The Company anticipates that the sale will be consummated on or prior to August 8, 2007.

Zhenggang Wang, Chairman and CEO of China 3C, commented, “We believe that this new sale of equity of China 3C will enhance shareholder value by providing the Company with a cash infusion that will enable it to pursue certain business opportunities in China that are currently being considered by management. Although the sale price of the shares was at a discount to the current trading price of the Company’s common stock, we believe that management’s ability to act swiftly to negotiate this transaction without the assistance and associated fees of a placement agent demonstrates the Company’s desire to maximize the benefits of the capital investment in light of a discounted sale price.”

The common stock has not been registered under the Securities Act of 1933, as amended, or under any state securities law, and may not be offered or sold in the United States (or to a U.S. person) absent a registration statement or exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws. This announcement does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired in the private placement.

About China 3C
China 3C Group is a leading retail chain operating more than 900 retail outlets in Eastern China. The company specializes in selling 3C products (communication, information technology and digital) in China. Among China 3C’s primary attributes is its efficient distribution network and rapid logistics system. The Company's goal is to become the number one retailer of 3C products in China. For more information, visit http://www.china3cgroup.com.

Forward-looking Statement:

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described by the forward-looking statements. The forward-looking information provided herein represents the Company's knowledge as of the date of the press release, and subsequent events and developments may cause the Company's results to change.

We have included and from time to time may make in our public filings, press releases or other public statements, certain statements, including, without limitation, those under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.